UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

755 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices, with zip code)

(408) 731-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

See Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference in response to this item.  Exhibits 2.3 and 99.1 are also incorporated herein by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On June 5, 2009, MoSys, Inc. (“MoSys” or the “Company”) entered into an Agreement for the Purchase and Sale of Assets (the “Purchase Agreement”) with Prism Circuits, Inc. (“Prism”), a Delaware corporation and provider of semiconductor interface intellectual property.  The Purchase Agreement provided for the acquisition by MoSys of substantially all of the assets of Prism, including, among others, all of the shares of an Indian subsidiary formerly held by Prism.  The acquisition was completed simultaneously with the signing of the Purchase Agreement on June 5, 2009.

Under the terms of the Purchase Agreement, MoSys paid Prism at closing approximately $13.5 million and assumed certain liabilities of Prism as consideration for the acquired assets.  In addition, MoSys agreed to pay up to an additional $6.5 million of cash shortly after the first anniversary of the closing date, contingent upon the achievement of certain objectives by the combined company during that twelve-month period and subject to the limited rights of MoSys to offset amounts for indemnification claims and a post-closing net working capital adjustment.  The objectives relate to the collection by MoSys of amounts billed under customer contracts assigned to MoSys at closing; the achievement of specific product development milestones in accordance with a mutually agreed upon schedule; and the retention by MoSys of several key employees formerly employed by Prism.  If and to the extent earned, this additional payment is likely to be paid to Prism in the third quarter of fiscal 2010.  MoSys also agreed in the Purchase Agreement to grant options to purchase up to a total of 3.7 million shares of its common stock to the 25 employees of Prism to whom MoSys has offered employment, upon their commencement of employment with MoSys (each employee may elect up front to receive restricted stock units in lieu of a portion of the shares otherwise subject to the option, at the rate of one restricted stock unit for three option shares).  MoSys expects the stock options and restricted stock units to be granted as inducements material to employment in accordance with NASDAQ Marketplace Rule 5635(c)(4).

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.3 and is incorporated herein by reference.  This summary description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

A copy of the press release announcing the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

On June 9, 2009, the Company will hold a conference call for investors and industry analysts to summarize and respond to questions arising from the acquisition of Prism.  Additional information that will be discussed during this conference call is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference in response to this item.

The information, including Exhibit 99.2, in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Financial statements of the Acquired Business have not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than August 19, 2009.

(b)         Pro Forma Financial Information.

Pro forma financial information has not been included herein but will be included in an amendment to this Current Report on Form 8-K to be filed no later than August 19, 2009.

(d) Exhibits.

Exhibit No.	Description

2.3	Agreement for the Purchase and Sale of Assets by and between MoSys, Inc. and Prism Circuits, Inc. dated as of June 5, 2009.

99.1	Press Release by MoSys, Inc. dated June 6, 2009.

99.2	Additional information to be discussed during the conference call to be held on June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: June 9, 2009	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.3	Agreement for the Purchase and Sale of Assets by and between MoSys, Inc. and Prism Circuits, Inc. dated as of June 5, 2009.

99.1	Press Release by MoSys, Inc. dated June 6, 2009.

99.2	Additional information to be discussed during the conference call to be held on June 9, 2009.